Exhibit 10.G

AGREEMENT TO DEFER COMPENSATION

          I, ___________________ am making the following elections for the deferral of my _______________ compensation for fiscal year______________. The designation of beneficiary made below shall continue until revoked or amended pursuant to a written notice sent to the Human Resources Administrator.

☐	State % or Amount: ___________________ (5% increments)

Elect to receive deferred compensation on:

☐	Specified Date	_________________________

☐	Age	_________________________

☐	Specified Occurrence	_________________________

Elect to receive deferred compensation in the following form:

☐	Lump Sum

☐	Equal Quarterly Installments for ________ number of years

☐	Equal Quarterly Installments for _________ dollars

☐	Other Manner _____________________________________________

Beneficiary Designation:

☐	Payable to my estate in a lump sum

☐	Payable in installments to ____________________________ as beneficiary

☐	Payable in lump sum to ________________________________ as beneficiary

          It is understood that the Company shall include interest on such deferred income in the same manner, at the same rate and at the same time applied in the Fixed Income Option of the Company’s Employee’s Retirement Savings Plan. I understand that the deferral account shall not be held by the Company in a trust, escrow or similar fiduciary capacity and that I or my representative have no right with respect to such account except as a general unsecured creditor of the Company.

DATE:	________________________________	_________________________________________________

Accepted: DONALDSON COMPANY, INC.

BY	_____________________________

ITS	_____________________________